As filed with the Securities and Exchange Commission on April 11, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3061375
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
500 Forbes Blvd.
South San Francisco, CA 94080
(650) 266-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sharon E. Tetlow
Chief Financial Officer
Cell Genesys, Inc.
500 Forbes Blvd.
South San Francisco, CA 94080
(650) 266-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Herbert P. Fockler, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-102122
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered	per Unit	Price(1)	Fee
Common Stock, $0.001 par value per share	—	—	—	—
Warrants(2)	—	—	—	—
Total(3) $	$12,721,250(4)	100%(4)	$12,721,250	$390.54

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)	Warrants to purchase common stock.

(3)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. The Registrant previously registered shares of its common stock having a proposed maximum aggregate offering price of $150,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-102122), which was declared effective on February 6, 2003, and for which a fee of $13,800 was paid. Of these shares, the Registrant sold 4,887,500 shares of its common stock at an aggregate offering price of approximately
$61,093,750 pursuant to a Prospectus Supplement dated March 17, 2004, filed pursuant to Rule 424(b), and the Registrant sold 5,750,000 shares of its common stock at an aggregate offering price of approximately $25,300,000 pursuant to a Prospectus Supplement dated September 8, 2006, filed pursuant to Rule 424(b). In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $12,721,250.

(4)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of the registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended.
     The registrant hereby incorporates by reference into this registration statement in its entirety the registration statement on Form S-3, as amended (File No. 333-102122), filed with the Securities and Exchange Commission, and declared effective on or about February 6, 2003 (the “Prior Registration Statement”), by the Securities and Exchange Commission, including each of the documents filed by the registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, state of California on this 11th day of April, 2007.

CELL GENESYS, INC.
By:	/s/ Sharon E. Tetlow
Sharon E. Tetlow
Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen A. Sherwin, M.D.* Stephen A. Sherwin, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 11, 2007
/s/ Sharon E. Tetlow Sharon E. Tetlow	Senior Vice President Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2007
/s/ David W. Carter* David W. Carter	Director	April 11, 2007
/s/ Nancy M. Crowell* Nancy M. Crowell	Director	April 11, 2007
/s/ James M. Gower* James M. Gower	Director	April 11, 2007
/s/ John T. Potts, Jr., M.D.* John T. Potts, Jr., M.D.	Director	April 11, 2007
/s/ Thomas E. Shenk, Ph.D.* Thomas E. Shenk, Ph.D.	Director	April 11, 2007
/s/ Engene L. Step* Engene L. Step	Director	April 11, 2007
/s/ Inder M. Verma, Ph.D.* Inder M. Verma, Ph.D.	Director	April 11, 2007
Dennis L. Winger	Director

* By:	/s/ Stephen A. Sherwin
Stephen A. Sherwin, M.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1*	Power of Attorney of certain directors of Cell Genesys, Inc. (included in the signature page of the Prior Registration Statement).

*	Incorporated by reference from our registration statement on Form S-3, registration number 333-102122, declared effective by the Securities and Exchange Commission on February 6, 2003.